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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Supervisory Board and Shareholders
Infineon Technologies AG:

We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft



Munich, Germany
March 5, 2002